[For Immediate Release]

CHOICE HOTELS INTERNATIONAL REPORTS 2022 FOURTH QUARTER AND FULL-YEAR RESULTS
Domestic RevPAR accelerated in fourth quarter to 20.4% versus 2019; full-year net income and adjusted EBITDA surpassed 2019 levels by 49% and 28%, respectively

ROCKVILLE, Md., Feb. 15, 2023 – Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its fourth quarter and full-year 2022 results.

“2022 was a landmark year for Choice Hotels, in which we drove step function growth with adjusted EBITDA surpassing 2019 levels by 28%. We generated significant organic growth over 2021 and acquired the Radisson Hotels Americas brands in August, which has accelerated our long-term growth potential,” said Patrick Pacious, president and chief executive officer. “Our distinct strategy of growing our brand portfolio with hotels that generate higher royalties per unit is driving impressive results. The new capabilities we have built to improve the profitability of each franchisee have resulted in three straight years of RevPAR growth that exceeded the industry, strengthening our competitive position and creating additional runway for growth in 2023 and beyond.”

Highlights of fourth quarter and full-year 2022 results include:1,2

•Total revenues reached a company record of $1.4 billion for full-year 2022, a 31% increase compared to the same period of 2021. For full-year 2022, Radisson Hotels Americas contributed $104.2 million in total revenues.

•Net income reached a company record of $332.2 million for full-year 2022, a 15% increase compared to the same period of 2021, representing diluted earnings per share (EPS) of $5.99.

•Full-year 2022 adjusted net income, excluding certain items described in Exhibit 7, was $292.6 million, a 21% increase from the same period of 2021. The company’s adjusted diluted EPS increased 23% to $5.27, compared to the same period of 2021.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for full-year 2022 reached a company record of $478.6 million, a 19% increase compared to the same
1 2019 RevPAR comparison data is shown for comparable prior year periods for context throughout this press release in light of the pandemic’s impact on industry performance in 2021.
2 For comparative purposes, RevPAR and effective royalty rate exclude the impact of the Radisson Hotels Americas acquisition, while financial results, unit growth, pipeline and franchise agreements include the impact of the Radisson Hotels Americas acquisition unless otherwise noted. All outlook figures are inclusive of the Radisson Americas acquisition.

period of 2021 and exceeded the top end of the company's full-year 2022 guidance by nearly $9 million. Excluding the $18.3 million adjusted EBITDA contribution from Radisson Hotels Americas, adjusted EBITDA for full-year 2022 increased by 14% compared to full-year 2021 and by 23% compared to full-year 2019.

•Domestic revenue per available room (RevPAR) growth accelerated quarter-over-quarter, increasing by 20.4% for fourth quarter 2022, compared to the same period of 2019, outperforming the total industry by 700 basis points.

•The company repurchased 3.7 million shares of common stock during full-year 2022, representing 7% of the average shares outstanding for the year ended December 31, 2022.3 This increased year-to-date returns to shareholders to over $487 million in the form of cash dividends and share repurchases, as of December 31, 2022.

•The company's total domestic pipeline as of December 31, 2022, increased 14% to 1,029 hotels representing approximately 100,000 rooms, from December 31, 2021.4

•The company's domestic effective royalty rate was 5.05% for full-year 2022, an increase of 4 basis points compared to the same period of 2021.

•The company sold the Cambria Hotel New Haven, Connecticut, property in October 2022 for approximately $30 million and secured a 30-year franchise agreement with the buyer to continue to operate the hotel as a Cambria Hotel. The sale of this hotel increased the recycling of prior investments in Cambria Hotels development projects for the 12 months ended December 31, 2022 to approximately $170 million.

RevPAR Performance Trends

•RevPAR increased 14.6% for full-year 2022, compared to the same period of 2019, meeting the top end of full-year 2022 guidance.

•RevPAR increased 20.4% for fourth quarter 2022, compared to the same period of 2019, driven by an increase in average daily rate (ADR) of 17.4% and a 130-basis-point increase in occupancy levels, compared to fourth quarter 2019.

•Domestic systemwide RevPAR growth surpassed 2019 levels for 19 consecutive months through December 31, 2022. The trend has continued in the first quarter of 2023, with January RevPAR increasing over 6%, compared to January of 2022.5

•The company’s extended-stay portfolio has exceeded 2019 RevPAR levels every month since April 2021 and achieved domestic RevPAR growth of 27.8% in fourth quarter 2022 compared to the same period of 2019. The WoodSpring Suites brand achieved RevPAR growth of 33.4% in fourth quarter 2022, compared to the same period of 2019.

3 The percentage of shares repurchased is calculated based on 54.6 million weighted average number of shares outstanding year-to-date through December 31, 2022.
4 The pipeline number also includes 45 Radisson Hotels Americas units representing over 5,100 rooms.
5 RevPAR results for January 2023 are inclusive of the Radisson Americas acquisition.

•The company’s overall midscale portfolio has consistently surpassed 2019 RevPAR levels since June 2021 and achieved domestic RevPAR growth of 17.3% in fourth quarter 2022, compared to the same period of 2019. In 2022, the Comfort brand continued to achieve RevPAR share gains versus local competitors, and the brand's domestic RevPAR growth continued to outperform the upper-midscale chain scale, compared to the same period of 2019.

•The company's upscale portfolio achieved domestic RevPAR growth of 10.4% for full-year 2022, compared to the same period of 2019, outperforming the upscale chain scale by nearly 10 percentage points.

Financial Performance

•Fourth quarter 2022 total revenues increased 27% to $362 million, compared to the same period of 2021, including a $64 million revenue contribution from Radisson Hotels Americas.

•Total revenues, excluding reimbursable revenue from franchised and managed properties, increased 33% to $186 million for fourth quarter 2022, compared to the same period of 2021, and included a $40.6 million revenue contribution from Radisson Hotels Americas.

•Net income was $55.5 million for fourth quarter 2022, representing diluted EPS of $1.04.

•Fourth quarter 2022 adjusted net income, excluding certain items described in Exhibit 7, reached $67.2 million, a 20% increase compared to the same period of 2021, representing adjusted diluted EPS of $1.26, a 27% increase from the same period of 2021.

•Adjusted EBITDA for fourth quarter 2022 increased 18% to $112.5 million from the same period of 2021 and included $11.5 million of adjusted EBITDA contribution from Radisson Hotels Americas.

•Domestic royalties totaled $434.3 million for full-year 2022, a 14% increase from the same period of 2021, and $102.6 million for fourth quarter 2022, a 10% increase compared to the same period of 2021.

•Procurement services revenues increased 27% to $63.8 million for full-year 2022, compared to the same period of 2021.

Development

•The company awarded 590 domestic franchise agreements in 2022, an 11% increase compared to the prior year. Of the total agreements awarded in 2022, 87% were for the company’s upscale, midscale and extended-stay brands. In addition, the company awarded a record number of franchise agreements to underrepresented and minority owners in 2022, bringing the total number of executed contracts to 345 since the inception of the program.

•The number of domestic franchise agreements awarded for the company’s extended-stay segment for full-year 2022 marked a company record, increasing 77% compared to the same period of 2021. The Cambria brand doubled the number of domestic franchise agreements awarded for full-year 2022, compared to the same period of 2021.

•The company's extended-stay domestic pipeline reached 496 hotels as of December 31, 2022, a 34% increase since December 31, 2021. In 2022, the Everhome Suites brand, an all-new construction midscale extended-stay brand, celebrated the opening of its first hotel and expanded its domestic pipeline to 60 hotels as of December 31, 2022.

•The company’s upscale, extended-stay and midscale segments reported a 9.5% increase in hotels and 10.5% increase in rooms since December 31, 2021. The total number of domestic hotels and rooms, as of December 31, 2022, increased 6.5% and 7.9%, respectively, from December 31, 2021.

•As of December 31, 2022, the domestic system size for the company’s upscale segment grew by 29% since December 31, 2021, driven by an increase in the number of hotels due to the acquisition of Radisson Hotels Americas and the growth of Cambria Hotels brand. The domestic system size for the company’s upper-midscale segment grew by 24% in 2022, compared to the same period of 2021.

Shareholder Returns

During full-year 2022, the company paid cash dividends totaling approximately $53 million, compared to total dividends of $25 million paid in 2021.

During full-year 2022, the company repurchased $434.7 million of common stock, including $188.2 million during the fourth quarter, under its stock repurchase program as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company's equity incentive plans. As of December 31, 2022, the company had 4.7 million shares of common stock remaining under the current share repurchase authorization.

Outlook

The outlook information provided below is inclusive of the Radisson Americas acquisition unless otherwise noted and includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The adjusted numbers in the company's outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, gain (loss) on sales of assets, due diligence and transition costs and other items:

Full-Year 2023
•Net Income for full-year 2023 is expected to range between $245 million and $265 million.
•Adjusted EBITDA for full-year 2023 is expected to range between $520 million and $540 million, representing an approximately 11% increase at the midpoint from the company’s adjusted EBITDA for full-year 2022. The company’s full-year 2023 outlook for adjusted EBITDA includes an adjusted EBITDA contribution of more than $60 million from the Radisson Hotels Americas business unit.
•Excluding the impact of Radisson Hotels Americas, adjusted EBITDA for full-year 2023 on a comparable basis is expected to grow by approximately 7% versus full-year 2022.6
•Domestic RevPAR for full-year 2023 is expected to increase approximately 2%, compared to full-year 2022.
6 For comparative purposes, excludes the impact of long-term strategic decisions, including the sale of three owned Cambria assets, the one-time exit of the 110 WoodSpring Suites hotels and other one-time 2022 non-recurring items.

•The domestic effective royalty rate for full-year 2023 is expected to continue to grow on a comparable basis in the mid-single digits versus full-year 2022, off a 4.93% baseline in 2022.7
•The domestic number of units for the company’s upscale, extended-stay and midscale segments is expected to grow approximately 1% for full-year 2023, compared to full-year 2022.

First Quarter 2023
•Net Income for first quarter 2023 is expected to range between $28 million and $32 million.
•Adjusted EBITDA for first quarter 2023 is expected to range between $100 million and $105 million.

Conference Call

Choice Hotels International will conduct a conference call on February 15, 2023, at 10:00 a.m. Eastern Time to discuss the company’s fourth quarter and full-year 2022 earnings results. The dial-in number to listen to the call domestically is (888) 886-7786 and the number for international participants is (416) 764-8658 and use conference ID 21655006. A live webcast and accompanying materials will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Events and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With nearly 7,500 hotels, representing nearly 630,000 rooms, in 47 countries and territories as of December 31, 2022, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upper upscale, upper midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members a faster way to rewards, with personalized benefits starting on day one. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

7 For comparative purposes, domestic effective royalty rate baseline for full-year 2022 is inclusive of the Radisson Hotels Americas acquisition.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; the company’s ability to successfully integrate Radisson Hotels Americas’ employees and operations; the ability to realize the anticipated benefits and synergies of the acquisition of Radisson Hotels Americas as rapidly or to the extent anticipated; the continuation or resurgence of the COVID-19 pandemic, including with respect to new strains or variants; changes in consumer demand and confidence, including the potential for long-term adverse changes in consumer sentiment with respect to travel as a result of the pandemic; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness, and secure our indebtedness, including additional indebtedness incurred as a result of the acquisition of Radisson Hotels Americas. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and, where applicable, our Quarter Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted EBITDA margins, adjusted selling, general and administrative (SG&A) expenses, revenues excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, SG&A, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables, expenses associated with legal claims, acquisition related due diligence, transition and transaction costs, one-time franchise agreement termination fees received related to the purchase and rebranding of a 110 hotel portfolio of WoodSpring Suites hotels, and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted SG&A, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization and Margin: Adjusted SG&A, Adjusted EBITDA and Adjusted EBITDA Margin reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use these measures, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company's franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company's franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Reimbursable Revenue from Franchised and Managed Properties and Extraordinary Termination Fees from Franchisee: The company reports revenues, excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Reimbursable revenues from franchised and managed properties are excluded, as the company’s franchise and management agreements require revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. During the third quarter of 2022, the company earned one-time franchise agreement termination fees related to the purchase by a third-party from an existing franchisee and the subsequent rebranding of a 110 hotel portfolio of WoodSpring Suites hotels. These termination fees received are considered infrequent in nature and not representative of on-going operations and therefore have been excluded from the measurements utilized to assess the company’s operating performance.

Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR)
ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate.The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

RevPAR
RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline
Pipeline is defined as hotels awaiting conversion, under construction or approved for development and master development agreements committing owners to future franchise development.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Senior Director, Investor Relations

IR@choicehotels.com

© 2023 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2022	2021	$	%	2022	2021	$	%

REVENUES

Royalty, licensing and management fees	$115,551	$97,612	$17,939	18%	$471,759	$397,218	$74,541	19%
Initial franchise fees	6,439	7,438	(999)	(13)%	28,074	26,342	1,732	7%
Procurement services	15,913	14,100	1,813	13%	63,800	50,393	13,407	27%
Other revenues from franchised and managed properties	189,321	144,463	44,858	31%	702,750	528,843	173,907	33%
Owned hotels	21,606	13,109	8,497	65%	70,826	37,833	32,993	87%
Other	13,152	7,916	5,236	66%	64,740	28,669	36,071	126%
Total revenues	361,982	284,638	77,344	27%	1,401,949	1,069,298	332,651	31%

OPERATING EXPENSES

Selling, general and administrative	62,861	45,776	17,085	37%	207,275	145,623	61,652	42%
Depreciation and amortization	9,989	6,296	3,693	59%	30,425	24,773	5,652	23%
Other expenses from franchised and managed properties	195,023	117,272	77,751	66%	653,060	444,946	208,114	47%
Owned hotels	16,833	8,220	8,613	105%	48,837	24,754	24,083	97%
Total operating expenses	284,706	177,564	107,142	60%	939,597	640,096	299,501	47%

Gain (loss) on sale of business & assets, and impairments, net	(439)	(269)	(170)	63%	16,249	(269)	16,518	(6146)%

Operating income	76,837	106,805	(29,968)	(28)%	478,601	428,933	49,668	12%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,713	11,574	139	1%	43,797	46,680	(2,883)	(6)%
Interest income	(2,032)	(1,264)	(768)	61%	(7,288)	(4,981)	(2,307)	46%
Other (gain) loss	(2,560)	(2,228)	(332)	15%	7,018	(5,134)	12,152	(237)%
Equity in net (gain) loss of affiliates	(453)	14,384	(14,837)	(103)%	(1,732)	15,876	(17,608)	(111)%
Total other income and expenses, net	6,668	22,466	(15,798)	(70)%	41,795	52,441	(10,646)	(20)%

Income before income taxes	70,169	84,339	(14,170)	(17)%	436,806	376,492	60,314	16%
Income tax expense	14,656	20,256	(5,600)	(28)%	104,654	87,535	17,119	20%
Net income	$55,513	$64,083	$(8,570)	(13)%	$332,152	$288,957	$43,195	15%

Basic earnings per share	$1.05	$1.15	$(0.10)	(9)%	$6.05	$5.20	$0.85	16%

Diluted earnings per share	$1.04	$1.14	$(0.10)	(9)%	$5.99	$5.15	$0.84	16%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31,	December 31,
	2022	2021

ASSETS

Cash and cash equivalents	$41,566	$511,605
Accounts receivable, net	216,614	153,147
Other current assets	89,742	96,909
Total current assets	347,922	761,661

Property and equipment, net	427,306	377,367
Intangible assets, net	742,190	312,389
Goodwill	218,653	159,196
Notes receivable, net of allowances	55,577	66,451
Investments in affiliates	30,647	27,967
Operating lease right-of-use assets	68,985	34,183
Investments, employee benefit plans, at fair value	31,645	33,946
Other assets	179,250	158,664

Total assets	$2,102,175	$1,931,824

LIABILITIES AND SHAREHOLDERS’ EQUITY

Accounts payable	$118,863	$81,169
Accrued expenses and other current liabilities	131,410	104,472
Deferred revenue	92,695	81,538
Liability for guest loyalty program	89,954	86,765
Current portion of long-term debt	2,976	216,351
Total current liabilities	435,898	570,295

Long-term debt	1,200,547	844,123
Deferred revenue	134,149	105,785
Liability for guest loyalty program	47,381	41,785
Operating lease liabilities	70,994	35,492
Deferred compensation & retirement plan obligations	36,673	38,690
Other liabilities	21,873	29,772

Total liabilities	1,947,515	1,665,942

Total shareholders’ equity	154,660	265,882

Total liabilities and shareholders’ equity	$2,102,175	$1,931,824

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$332,152	$288,957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,425	24,773
Depreciation and amortization - marketing and reservation system	33,488	25,721
Franchise agreement acquisition cost amortization	15,666	13,222
Impairment of long-lived assets	—	282
(Gain) loss on sale and disposal of assets, net	(16,251)	530
Non-cash stock compensation and other charges	42,974	35,731
Non-cash interest, investment, and affiliate (income) loss, net	7,365	(13,509)
Deferred income taxes	(19,642)	(1,006)
Equity in net loss of affiliates, less distributions received	489	23,985
Franchise agreement acquisition costs, net of reimbursements	(54,527)	(38,230)
Change in working capital and other, net of acquisition	(5,078)	23,240
NET CASH PROVIDED BY OPERATING ACTIVITIES	367,061	383,696

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(89,954)	(74,294)
Investment in intangible assets	(3,631)	(3,573)
Proceeds from sales of assets	166,568	6,119
Asset acquisitions, net of cash acquired	(856)	—
Business acquisition, net of cash acquired	(550,431)	—
Proceeds from termination of intangibles	44,711	—
Contributions to investments in affiliates	(3,148)	(2,778)
Distributions and sales proceeds from investments in affiliates	—	15,554
Purchases of investments, employee benefit plans	(4,185)	(1,705)
Proceeds from sales of investments, employee benefit plans	1,908	2,609
Issuance of notes receivable	(5,647)	(20,133)
Collections of notes receivable	975	213
Other items, net	1,260	(938)
NET CASH USED IN INVESTING ACTIVITIES	(442,430)	(78,926)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	360,000	—
Principal payments on long-term debt	(216,571)	—
Payments to extinguish acquired debt	(55,975)	—
Proceeds from acquired derivative	1,943	—
Debt issuance costs	(44)	(365)
Purchases of treasury stock	(434,767)	(13,365)
Dividends paid	(52,545)	(25,044)
Proceeds from exercise of stock options	3,809	11,054
NET CASH USED IN FINANCING ACTIVITIES	(394,150)	(27,720)

Net change in cash and cash equivalents	(469,519)	277,050
Effect of foreign exchange rate changes on cash and cash equivalents	(520)	(224)
Cash and cash equivalents at beginning of period	511,605	234,779

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,566	$511,605

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Year Ended December 31, 2022			For the Year Ended December 31, 2021			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$108.31	61.8%	$66.88	$98.22	60.1%	$59.05	10.3%	170	bps	13.3%
Sleep	95.29	59.5%	56.72	86.55	58.7%	50.85	10.1%	80	bps	11.5%
Quality	90.64	53.5%	48.53	83.88	53.5%	44.84	8.1%	—	bps	8.2%
Clarion(2)	94.83	45.5%	43.13	88.09	43.1%	37.99	7.7%	240	bps	13.5%
Econo Lodge	72.04	49.6%	35.72	68.08	50.1%	34.08	5.8%	(50)	bps	4.8%
Rodeway	72.55	50.9%	36.96	68.01	50.9%	34.64	6.7%	—	bps	6.7%
WoodSpring Suites	58.02	79.2%	45.94	51.66	79.6%	41.10	12.3%	(40)	bps	11.8%
MainStay	87.07	62.3%	54.24	80.25	62.1%	49.79	8.5%	20	bps	8.9%
Suburban	59.94	67.5%	40.46	55.36	70.0%	38.77	8.3%	(250)	bps	4.4%
Cambria Hotels	159.18	64.2%	102.13	132.48	56.2%	74.47	20.2%	800	bps	37.1%
Ascend Hotel Collection	154.32	56.3%	86.83	138.01	53.7%	74.11	11.8%	260	bps	17.2%

Total	$93.17	58.0%	$54.06	$84.06	57.2%	$48.10	10.8%	80	bps	12.4%
For comparability purposes, the above operating statistics include only the Choice legacy brands. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

	For the Three Months December 31, 2022			For the Three Months December 31, 2021			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$104.54	58.2%	$60.84	$99.68	58.2%	$58.02	4.9%	—	bps	4.9%
Sleep	92.67	55.4%	51.34	87.05	56.4%	49.06	6.5%	(100)	bps	4.6%
Quality	87.19	49.4%	43.03	83.70	50.2%	42.04	4.2%	(80)	bps	2.4%
Clarion(2)	91.99	43.1%	39.62	88.67	41.1%	36.40	3.7%	200	bps	8.8%
Econo Lodge	70.06	46.6%	32.67	67.18	46.8%	31.44	4.3%	(20)	bps	3.9%
Rodeway	70.42	47.8%	33.67	67.45	47.5%	32.07	4.4%	30	bps	5.0%
WoodSpring Suites	57.85	75.6%	43.75	54.09	75.8%	40.00	7.0%	(20)	bps	9.4%
MainStay	84.25	59.4%	50.01	81.48	59.9%	48.78	3.4%	(50)	bps	2.5%
Suburban	58.69	62.9%	36.91	58.40	65.8%	38.42	0.5%	(290)	bps	(3.9)%
Cambria Hotels	157.78	62.8%	99.06	140.35	59.5%	83.48	12.4%	330	bps	18.7%
Ascend Hotel Collection	149.13	51.8%	77.18	137.09	51.6%	70.73	8.8%	20	bps	9.1%

Total	$91.30	54.1%	$49.40	$85.13	54.7%	$46.54	7.2%	(60)	bps	6.1%
For comparability purposes, the above operating statistics include only the Choice legacy brands. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

Effective Royalty Rate

	For the Quarter Ended		For the Year Ended
	12/31/2022	12/31/2021	12/31/2022	12/31/2021

System-wide	5.06%	5.04%	5.05%	5.01%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe

									Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Year Ended December 31, 2022			For the Year Ended December 31, 2019			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$108.31	61.8%	$66.88	$95.84	62.2%	$59.65	13.0%	(40)	bps	12.1%
Sleep	95.29	59.5%	56.72	85.28	61.1%	52.09	11.7%	(160)	bps	8.9%
Quality	90.64	53.5%	48.53	80.11	54.1%	43.34	13.1%	(60)	bps	12.0%
Clarion(2)	94.83	45.5%	43.13	84.73	49.3%	41.81	11.9%	(380)	bps	3.2%
Econo Lodge	72.04	49.6%	35.72	63.75	47.7%	30.43	13.0%	190	bps	17.4%
Rodeway	72.55	50.9%	36.96	64.25	49.0%	31.48	12.9%	190	bps	17.4%
WoodSpring Suites	58.02	79.2%	45.94	47.10	75.3%	35.44	23.2%	390	bps	29.6%
MainStay	87.07	62.3%	54.24	85.28	63.9%	54.49	2.1%	(160)	bps	(0.5)%
Suburban	59.94	67.5%	40.46	57.46	66.0%	37.91	4.3%	150	bps	6.7%
Cambria Hotels	159.18	64.2%	102.13	145.45	67.5%	98.12	9.4%	(330)	bps	4.1%
Ascend Hotel Collection	154.32	56.3%	86.83	125.16	61.2%	76.57	23.3%	(490)	bps	13.4%

Total	$93.17	58.0%	$54.06	$81.86	57.6%	$47.18	13.8%	40	bps	14.6%
For comparability purposes, the above operating statistics include only the Choice legacy brands. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

	For the Three Months December 31, 2022			For the Three Months December 31, 2019			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$104.54	58.2%	$60.84	$90.72	57.3%	$51.96	15.2%	90	bps	17.1%
Sleep	92.67	55.4%	51.34	81.19	55.5%	45.06	14.1%	(10)	bps	13.9%
Quality	87.19	49.4%	43.03	75.35	48.8%	36.78	15.7%	60	bps	17.0%
Clarion(2)	91.99	43.1%	39.62	79.29	43.8%	34.71	16.0%	(70)	bps	14.1%
Econo Lodge	70.06	46.6%	32.67	60.30	43.7%	26.32	16.2%	290	bps	24.1%
Rodeway	70.42	47.8%	33.67	60.73	44.9%	27.25	16.0%	290	bps	23.6%
WoodSpring Suites	57.85	75.6%	43.75	46.35	70.7%	32.79	24.8%	490	bps	33.4%
MainStay	84.25	59.4%	50.01	81.33	58.3%	47.45	3.6%	110	bps	5.4%
Suburban	58.69	62.9%	36.91	53.75	60.9%	32.73	9.2%	200	bps	12.8%
Cambria Hotels	157.78	62.8%	99.06	146.52	62.1%	91.05	7.7%	70	bps	8.8%
Ascend Hotel Collection	149.13	51.8%	77.18	120.31	56.7%	68.25	24.0%	(490)	bps	13.1%

Total	$91.30	54.1%	$49.40	$77.77	52.8%	$41.04	17.4%	130	bps	20.4%
For comparability purposes, the above operating statistics include only the Choice legacy brands. Additionally, the operating statistics exclude Choice's Everhome brand since the operating statistics are not representative of a stabilized brand which the Company defines as having at least 25 units open and operating for the twelve month period.

Effective Royalty Rate

	For the Quarter Ended		For the Year Ended
	12/31/2022	12/31/2019	12/31/2022	12/31/2019

System-wide	5.06%	4.91%	5.05%	4.86%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe

							Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2022		December 31, 2021		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,685	132,523	1,665	130,963	20	1,560	1.2%	1.2%
Sleep	423	29,775	414	29,194	9	581	2.2%	2.0%
Quality	1,633	121,275	1,652	123,549	(19)	(2,274)	(1.2)%	(1.8)%
Clarion(2)	178	19,630	189	21,837	(11)	(2,207)	(5.8)%	(10.1)%
Econo Lodge	702	42,112	734	44,107	(32)	(1,995)	(4.4)%	(4.5)%
Rodeway	503	28,364	528	30,275	(25)	(1,911)	(4.7)%	(6.3)%
WoodSpring Suites	212	25,592	302	36,374	(90)	(10,782)	(29.8)%	(29.6)%
Everhome	1	99	—	—	1	99	NM	NM
MainStay	115	7,891	101	6,994	14	897	13.9%	12.8%
Suburban	75	6,719	71	6,395	4	324	5.6%	5.1%
Cambria Hotels	65	8,865	57	7,869	8	996	14.0%	12.7%
Ascend Hotel Collection	196	20,091	200	20,473	(4)	(382)	(2.0)%	(1.9)%
Radisson(3)	508	51,473	—	—	508	51,473	NM	NM
Domestic Franchises(4)	6,296	494,409	5,913	458,030	383	36,379	6.5%	7.9%

International Choice	1,101	120,468	1,117	121,716	(16)	(1,248)	(1.4)%	(1.0)%
International Radisson(3)	90	12,927	—	—	90	12,927	NM	NM
International Franchises(4)	1,191	133,395	1,117	121,716	74	11,679	6.6%	9.6%

Total Franchises	7,487	627,804	7,030	579,746	457	48,058	6.5%	8.3%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Radisson Hotels Americas brands are referred to as Radisson within this table
(4) In 2022, the Company reclassified seven properties located in the Caribbean from Domestic Franchises to International Franchises. Prior year hotel and room data have been reclassfied for comparability.

				Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES EXCLUDING REIMBURSABLE REVENUE FROM FRANCHISED AND MANAGED PROPERTIES AND EXTRAORDINARY TERMINATION FEES FROM FRANCHISEE
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021

Total Revenues	$361,982	$284,638	$1,401,949	$1,069,298
Adjustments:
Reimbursable revenue from franchised and managed properties	(175,967)	(144,463)	(682,612)	(528,843)
Extraordinary termination fees from franchisee	—	—	(22,647)	—
Revenues, excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee	$186,015	$140,175	$696,690	$540,455

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021

Total Selling, General and Administrative Expenses	$62,861	$45,776	$207,275	$145,623
Mark to market adjustments on non-qualified retirement plan investments	(2,050)	(2,153)	5,929	(5,555)
Operational restructuring charges	(1,298)	(89)	(6,714)	(813)
Share-based compensation	(6,268)	(3,028)	(19,137)	(11,427)
Due diligence and transition costs	(9,306)	—	(32,863)	—
Exceptional allowances attributable to COVID-19	1,241	(2,080)	1,241	(5,167)
Expenses associated with legal claims	—	—	—	(3,000)
Adjusted Selling, General and Administrative Expenses	$45,180	$38,426	$155,731	$119,661

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA MARGINS
(dollar amounts in thousands)
	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021

Net income	$55,513	$64,083	$332,152	$288,957
Income tax expense	14,656	20,256	104,654	87,535
Interest expense	11,713	11,574	43,797	46,680
Interest income	(2,032)	(1,264)	(7,288)	(4,981)
Other (gain) loss	(2,560)	(2,228)	7,018	(5,134)
Equity in operating net (gain) loss of affiliates, net of impairments	(637)	(140)	(1,916)	3,408
Loss (gain) on sale of affiliates, business & assets, and impairments, net	623	14,793	(16,065)	12,737
Depreciation and amortization	9,989	6,296	30,425	24,773
Mark to market adjustments on non-qualified retirement plan investments	2,050	2,153	(5,929)	5,555
Operational restructuring charges	1,298	89	6,714	813
Share-based compensation	6,268	3,028	19,137	11,427
Due diligence and transition costs	9,306	—	32,863	—
Exceptional allowances attributable to COVID-19	(1,241)	2,080	(1,241)	5,167
Expenses associated with legal claims	—	—	—	3,000
Extraordinary termination fees from franchisee	—	—	(22,647)	—
Net reimbursable deficit (surplus) from franchised and managed properties	5,181	(27,191)	(52,102)	(83,897)
Franchise agreement acquisition costs amortization	2,375	1,983	8,995	7,517
Adjusted EBITDA	$112,502	$95,512	$478,567	$403,557

Revenues, excluding reimbursable revenue from franchised and managed properties and extraordinary termination fees from franchisee	$186,015	$140,175	$696,690	$540,455

Adjusted EBITDA margins	60.5%	68.1%	68.7%	74.7%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,

	2022	2021	2022	2021

Net income	$55,513	$64,083	$332,152	$288,957
Adjustments:
Loss (gain) on sale of affiliates, business & assets, and impairments, net	474	11,065	(12,208)	9,642
Operational restructuring charges	986	65	5,103	582
Due diligence and transition costs	7,073	—	24,976	—
Exceptional allowances attributable to COVID-19	(943)	1,556	(943)	3,911
Expenses associated with legal claims	—	—	—	2,271
Extraordinary termination fees from franchisee	—	—	(17,212)	—
Net reimbursable deficit (surplus) from franchised and managed properties	4,088	(20,602)	(39,233)	(64,337)
Adjusted Net Income	$67,191	$56,167	$292,635	$241,026

Diluted Earnings Per Share	$1.04	$1.14	$5.99	$5.15
Adjustments:
Loss (gain) on sale of affiliates, business & assets, and impairments, net	0.01	0.19	(0.22)	0.17
Operational restructuring charges	0.02	—	0.09	0.01
Due diligence and transition costs	0.13	—	0.45	—
Exceptional allowances attributable to COVID-19	(0.02)	0.03	(0.02)	0.07
Expenses associated with legal claims	—	—	—	0.04
Extraordinary termination fees from franchisee	—	—	(0.31)	—
Net reimbursable deficit (surplus) from franchised and managed properties	0.08	(0.37)	(0.71)	(1.15)
Adjusted Diluted Earnings Per Share (EPS)	$1.26	$0.99	$5.27	$4.29

		Exhibit 8
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - 2023 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2023

ADJUSTED EBITDA FIRST QUARTER FORECAST
(dollar amounts in thousands)		Midpoint
		2023 Guidance

Net income		$29,500
	Income tax expense	8,400
	Interest expense	14,800
	Interest income	(1,400)
	Other gains and losses, net	600
	Depreciation and amortization	12,800
	Operational restructuring charges	13,100
	Share-based compensation	4,800
	Franchise agreement acquisition costs amortization	2,700
	Net reimbursable deficit from franchised and managed properties	17,200
Adjusted EBITDA		$102,500

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)		Midpoint
		2023 Guidance

Net income		$255,700
	Income tax expense	80,800
	Interest expense	66,500
	Interest income	(5,000)
	Other gains and losses, net	(500)
	Depreciation and amortization	51,200
	Operational restructuring charges	36,700
	Share-based compensation	18,000
	Franchise agreement acquisition costs amortization	10,700
	Net reimbursable deficit from franchised and managed properties	15,900
Adjusted EBITDA		$530,000